As filed with the Securities and Exchange Commission on August 22, 2006

                                         REGISTRATION STATEMENT NO. 333-_____


                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933


                        SECURITY FEDERAL CORPORATION
-----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           South Carolina                                         57-08580504
-----------------------------------------------------------------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                          238 Richland Avenue West
                        Aiken, South Carolina  29801
                               (803) 641-3000
------------------------------------------------------------------------------
                  (Address of principal executive offices)

            Security Federal Corporation 2006 Stock Option Plan
------------------------------------------------------------------------------
                          (Full title of the plan)

Timothy W. Simmons                                John F. Breyer, Jr., Esquire
President and Chief Executive Officer                  Breyer & Associates PC
Security Federal Corporation                            8180 Greensboro Drive
238 Richland Avenue West                                            Suite 785
Aiken, South Carolina  29801                                McLean, VA  22102
(803) 641-3000                                                 (703) 883-1100
------------------------------------------------------------------------------
              (Name, address and telephone number of agent for service)

                        Calculation of Registration Fee
------------------------------------------------------------------------------
Title of
Securities      Amount      Proposed Maximum    Proposed Maximum    Amount of
to be           to be        Offering Price        Aggregate     Registration
Registered    Registered(1)    Per Share         Offering Price        Fee
------------------------------------------------------------------------------
Common Stock,
$0.01 par value   50,000         $23.00(2)         $1,150,000        $124.00

------------------------------------------------------------------------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Security Federal Corporation 2006 Stock Option Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the registrant.

(2) Estimated in accordance with Rule 457(h), calculated on the basis of $23.00 per share, which was last trading price of Security Federal Corporation's common stock.

                            -----------------------

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Security Federal Corporation 2006 Stock Option Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933.

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
-------

     The following documents previously filed by Security Federal Corporation (the "Registrant") with the Commission are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2006 (File No. 0-16120) filed pursuant to the Securities Exchange Act of 1934;

     (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Item 3(a) above; and

     (c) the description of the Registrant's common stock, par value $0.01 per share, set forth in the Registrant's Registration Statement on Form 8-A, registering the Registrant's common stock, pursuant to
          Section 12(g) of the Securities Exchange Act of 1934, filed on August 12, 1987 and all amendments thereto or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement to be a part hereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     All information appearing in this Registration Statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein by reference.

Item 4.  Description of Securities
-------

     Not Applicable

Item 5.  Interests of Named Experts and Counsel
-------

     Not Applicable

Item 6. Indemnification of Directors and Officers
-------

     Article XIV of the Registrant's Articles of Incorporation requires indemnification of directors, officers, employees, trustees and agents of the Registrant for expenses actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding.

     Chapter 8, Article 5 of the South Carolina Business Corporation Act provides for permissible, mandatory and court-ordered indemnification of directors, officers, employees and agents in certain circumstances. Sections 33-8-510, 33-8-520 and 33-8-560 provide as follows:

     33-8-510  AUTHORITY TO INDEMNIFY.   (a) Except as provided in subsection
(d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

     (1)  he conducted himself in good faith; and
     (2)  he reasonably believed;
     (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interest; and
     (ii) in all other cases, that his conduct was at least not opposed to its best interest; and
     (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
     (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).
     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.
     (d)  A corporation may not indemnify a director under this section:
     (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or
     (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.
     (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     33-8-520  MANDATORY INDEMNIFICATION.   Unless limited by its articles of
incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

     33-8-560  INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.   Unless a
corporation's articles of incorporation provide otherwise:
     (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-8-520, and is entitled to apply for court-ordered indemnification under Section 33-8-540, in each case to the same extent as a director;
     (2) the corporation may indemnify and advance expenses under this subchapter to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and
     (3) a corporation also may indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     Section 33-8-570 also authorizes a corporation to purchase and maintain insurance for directors, officers, employees and agents against liability arising from their positions, whether or not the corporation would have the power to indemnify against the same liability under Section 33-8-510 or Section 33-8-520. The Registrant maintains directors' and officers' liability insurance for the benefit of its directors and officers.

Item 7. Exemption From Registration Claimed
-------

     Not Applicable

Item 8. Exhibits
-------

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

 Exhibit Number   Description of Document
 --------------   ------------------------------------------------------------

      4.1 Articles of Incorporation of Security Federal Corporation, as amended (1)

      4.2         Bylaws of Security Federal Corporation (2)

      4.3         Form of Certificate of Common Stock for Security Federal
                  Corporation (3)

      5           Opinion of Breyer & Associates PC

      23.1        Consent of Elliott Davis, LLC

      23.2 Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)

      24 Power of attorney (contained in the signature page of the Registration Statement)

      99          Security Federal Corporation 2006 Stock Option Plan

------------
(1) Filed as an exhibit to the Registrant's 1998 Proxy Statement on June 26, 1998 and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Registration Statement on Form S-8 on March 2, 2000 and incorporated herein by reference.

(3) Filed as an exhibit to the Registrant's Registration Statement on Form 8-A on August 12, 1987 and incorporated herein by reference.

Item 9. Undertakings
-------

     (a)  The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Aiken, State of South Carolina, on the 22nd day of August, 2006.

                                     SECURITY FEDERAL CORPORATION


                                     By: /s/Timothy W. Simmons
                                        --------------------------------------
                                        Timothy W. Simmons
                                        President, Chief Executive Officer and
                                        Director
                                        (Duly Authorized Representative)

                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Timothy W. Simmons his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

By:/s/Timothy W. Simmons                                   August 22, 2006
   -----------------------------------------------
   Timothy W. Simmons
   President, Chief Executive Officer and Director
   (Principal Executive Officer)

By:/s/Roy G. Lindburg                                      August 22, 2006
   -----------------------------------------------
   Roy G. Lindburg
   Treasurer, Chief Financial Officer and Director
   (Principal Financial and Accounting Officer)

By:/s/T. Clifton Weeks                                     August 22, 2006
   -----------------------------------------------
   T. Clifton Weeks
   Chairman of the Board and Director

By:/s/J. Chris Verenes                                     August 22, 2006
   -----------------------------------------------
   J. Chris Verenes
   Director

By:/s/Gasper L. Toole III                                  August 22, 2006
   -----------------------------------------------
   Gasper L. Toole III
   Director

By:/s/Harry O. Weeks Jr.                                   August 22, 2006
   -----------------------------------------------
   Harry O. Weeks Jr.
   Director

By:/s/Robert E. Alexander                                  August 22, 2006
   -----------------------------------------------
   Robert E. Alexander
   Director

By:/s/Thomas L. Moore                                      August 22, 2006
   -----------------------------------------------
   Thomas L. Moore
   Director

By:/s/William Clyburn                                      August 22, 2006
   -----------------------------------------------
   William Clyburn
   Director

                        SECURITY FEDERAL CORPORATION

                               EXHIBIT INDEX



 Exhibit Number   Description of Document
 --------------   ------------------------------------------------------------

      4.1 Articles of Incorporation of Security Federal Corporation, as amended (1)

      4.2         Bylaws of Security Federal Corporation (2)

      4.3         Form of Certificate of Common Stock for Security Federal
                  Corporation (3)

      5           Opinion of Breyer & Associates PC

      23.1        Consent of Elliott Davis, LLC

      23.2 Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)

      24 Power of attorney (contained in the signature page of the Registration Statement)

      99          Security Federal Corporation 2006 Stock Option Plan

------------
(1) Filed as an exhibit to the Registrant's 1998 Proxy Statement on June 26, 1998 and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Registration Statement on Form S-8 on March 2, 2000 and incorporated herein by reference.

(3) Filed as an exhibit to the Registrant's Registration Statement on Form 8-A on August 12, 1987 and incorporated herein by reference.

                                 Exhibit 5

                     Opinion of Breyer & Associates PC

                        [Letterhead of Breyer & Associates PC]

                                  August 22, 2006



Board of Directors
Security Federal Corporation
238 Richland Avenue West
Aiken, South Carolina  29801

Gentlemen:

     We have acted as special counsel to Security Federal Corporation, a South Carolina corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, par value $0.01 per share (the "Common Stock") of the Company which may be issued pursuant to the terms of the Security Federal Corporation 2006 Stock Option Plan (the "Plan"), pursuant to the grant or exercise of stock options ("Options") or stock appreciation rights ("Rights"), all as more fully described in the Registration Statement. The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the number of issued and outstanding shares of Common Stock. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

     We have reviewed the Registration Statement, the Articles of Incorporation and Bylaws of the Company, the Plan, a specimen stock certificate evidencing the Common Stock and such other documents and records as we have deemed necessary for purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Company and such other instruments, certificates and representations of public officials, officers and representatives of the Company as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the exercise of Options or Rights will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options or Rights, (ii) on the dates the Options or Rights are exercised, the Options or Rights will constitute valid, legal and binding obligations of the Company and will be enforceable as to the Company in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally), (iii) no change occurs in applicable law or the pertinent facts, (iv) the Options or Rights are exercised in accordance with the terms of the Plan and any separate agreement evidencing the grant of such Options or Rights pursuant to the Plan and the exercise price due therefor, if any, is paid in accordance with the terms thereof and (v) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

Board of Directors
Security Federal Corporation
August 22, 2006
Page 2


     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, upon receipt by the Company of any consideration required thereby, as applicable, will be legally issued, fully paid and non-assessable shares of Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                        Sincerely,

                                        /s/BREYER & ASSOCIATES PC

                                        BREYER & ASSOCIATES PC

                               Exhibit 23.1

                       Consent of Elliott Davis, LLC

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------


The Board of Directors
Security Federal Corporation
Aiken, South Carolina

We consent to incorporation by reference in the Registration Statement on Form S-8 of Security Federal Corporation relating to their 2006 Stock Option Plan, of our report dated April 20, 2006, relating to the consolidated balance sheet of Security Federal Corporation and subsidiaries as of March 31, 2006, and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended, which report appears in the March 31, 2006 Annual Report to Stockholders of Security Federal Corporation, which is incorporated by reference in Security Federal Corporation's Annual Report on Form 10-K for the year ended March 31, 2006.

/s/ELLIOTT DAVIS, LLC

ELLIOTT DAVIS, LLC

Columbia, South Carolina
August 22, 2006

                                 Exhibit 99

             Security Federal Corporation 2006 Stock Option Plan

                        SECURITY FEDERAL CORPORATION

                           2006 STOCK OPTION PLAN

     1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining officers , directors, emeritus directors and employees of the Corporation and its Affiliates with an equity interest in the Corporation. The Plan will assist the Corporation in attracting and retaining the highest quality of experienced persons as directors, officers and employees and in aligning the interests of such persons more closely with the interests of the Corporation's stockholders by encouraging such parties to maintain an equity interest in the Corporation.

     2.   Definitions.  The following definitions are applicable to the Plan:

     "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Right, or any combination thereof, as provided in the Plan.

     "Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

     "Board" -- means the board of directors of the Corporation.

     "Cause" -- means Termination of Service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

     "Code" -- means the Internal Revenue Code of 1986, as amended.

     "Committee" -- means the committee referred to in Section 3 hereof.

     "Corporation" -- means Security Federal Corporation, a South Carolina corporation, and any successor thereto.

     "Disability" -- means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment or service performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Board in its sole and absolute discretion.

     "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee to a Participant which is intended to qualify as an incentive stock option under Section 422(b) of the Code. Unless otherwise set forth in the Award Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed ab initio to be a Non-Qualified Stock Option.

     "Market Value" -- means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the Nasdaq Stock Market, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine based on the weighted average of the past six trades of the Shares.

     "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee to a Participant which does not qualify, for any reason, as an Incentive Stock Option.

     "Option" -- means an Incentive Stock Option or a Non-Qualified Stock
Option.

     "Participant" -- means any officer, director, emeritus director or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

     "Plan" -- means this Security Federal Corporation 2006 Stock Option Plan.

     "Related" -- means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof.

     "Right" -- means a stock appreciation right with respect to Shares granted by the Committee pursuant to the Plan.

     "Section 409A" -- means Code Section 409A and any guidance issued thereunder.

     "Shares" -- means the shares of common stock of the Corporation.

     "Termination of Service" -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not either (i) an employee of the Corporation or any Affiliate for purposes of an Incentive Stock Option, or (ii) a director, emeritus director or employee of the Corporation or any Affiliate for purposes of any other Award.

     3. Administration. The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom (i) shall be an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards;
(ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     The Plan is intended to provide benefits that are not deferred compensation within the meaning of Code Section 409A or any guidance issued thereunder and the Plan shall be administered and interpreted accordingly.

     4.   Shares Subject to Plan.

           (a) Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 50,000 plus (i) the number of Shares repurchased by the Corporation in the open market or otherwise with an aggregate price no greater than the cash proceeds received by the Corporation from the exercise of Options granted under the Plan; plus (ii) any Shares surrendered to the Corporation in payment of the exercise price of Options granted under the Plan. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued Shares or previously issued Shares reacquired and held as treasury Shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

          (b) During any calendar year, no Participant may be granted Awards under the Plan with respect to more than 5,000 Shares, subject to adjustment as provided in Section 6.

     5.   Awards.

          (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan and the requirements of applicable law as the Committee shall determine, including the granting of Options in tandem with other Awards under the Plan:

               (i) Exercise Price. The exercise price per Share for an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Market Value of a Share on the date of grant of such Option.

               (ii) Option Term. The term of each Option shall be fixed by the Committee, but shall be no greater than 10 years in the case of an Incentive Stock Option or 15 years in the case of a Non-Qualified Stock Option.

               (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

               (iv) Incentive Stock Options. Incentive Stock Options may be granted by the Committee only to employees of the Corporation or its Affiliates.

               (v) Termination of Service. Unless otherwise determined by the Committee and set forth in the Award Agreement evidencing the grant of the Option, upon Termination of Service of the Participant for any reason other than for Cause, all Options then currently exercisable shall remain exercisable until the expiration of the Option by its terms. Upon Termination of Service for Cause, all Options not previously exercised shall immediately be forfeited.

          (b) Rights. A Right shall, upon its exercise, entitle the Participant to whom such Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional Shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the exercise price of such Right, multiplied by the number of Shares with respect to which such Right shall have been exercised. A Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Right was exercised. Upon the exercise or termination of a Related Option, any Related Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

     6. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, capital distribution, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Except as otherwise provided herein, any Award which is adjusted as a result of this Section 6 shall be subject to the same terms and conditions as the original Award.

     7. Effect of Merger on Options or Rights. In the case of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option or Right has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the exercise price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     8. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 8 shall be deemed a "change in control": (i) any third person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast,
(ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board, or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, and except as otherwise provided in an employment agreement or arrangement between the Corporation or an Affiliate and the Participant, all Options and Rights granted and not fully exercisable shall become exercisable in full upon the happening of such event; provided, however, that no Option or Right which has previously been exercised or otherwise terminated shall become exercisable.

     9. Assignments and Transfers. No Incentive Stock Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution. Any other Award shall be transferable by will, the laws of descent and distribution, a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code, or a gift to any member of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family members. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Section 9, a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

     10. Employee Rights Under the Plan. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

     11. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     12. Withholding Tax. The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld. All withholding decisions pursuant to this Section 12 shall be at the sole discretion of the Committee or the Corporation.

     13.  Amendment or Termination.

          (a) The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Corporation's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval.

          (b) The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

     14. Effective Date and Term of Plan. The Plan shall become effective upon the later of its adoption by the Board or its approval by the shareholders of the Corporation. It shall continue in effect for a term of ten years thereafter unless sooner terminated under Section 13 hereof.

                                * * * * *

                            FOR INCENTIVE STOCK OPTIONS
                                 PURSUANT TO THE
                           SECURITY FEDERAL CORPORATION
                              2006 STOCK OPTION PLAN

     OPTION for a total of ________________ Shares of common stock, par value $0.01 per share, of SECURITY FEDERAL CORPORATION (the "Company"), which Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to ______ (the "Optionee") at an exercise price determined as provided in, and in all respects subject to, the terms, definitions and provisions of the 2006 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated by reference herein, receipt of which is hereby acknowledged.

     1. Exercise Price. This Option shall be exercisable at $_______ for each Share, being no less than 100 percent of the fair market value of the common stock of the Company as determined pursuant to the Plan.

     2.   Exercise of Option.

          (a)  Vesting.  This Option shall be exercisable as follows:

                    Years of Employment          Percent
                     After Grant Date          Exercisable
                     ----------------          -----------
                            5                       20
                            6                       40
                            7                       60
                            8                       80
                            9                      100

          (b) Method of Exercise. The notice of exercise of this Option shall be in the form prescribed by the Committee referred to in Section 3 of the Plan. The date of exercise is the date on which such notice is received by the Company. Such notice shall be accompanied by payment in full of the Exercise Price for the Option Shares to be purchased upon such exercise. Payment shall be made (i) in cash, which may be in the form of a check, money order, cashier's check or certified check, payable to the Company, or (ii) by delivering shares of Common Stock already owned by the Optionee having a Market Value equal to the Exercise Price, or (iii) a combination of cash and such shares. Promptly after such payment, subject to any withholding that may be owed by the Optionee, the Company shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another in such form of joint ownership as requested by the Optionee (or such other person) pursuant to applicable law.

     3. Nontransferability of Option. Except as otherwise provided in the Plan, this Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     4. Term of Option. Subject to Section 2(a) of this Agreement, this Option is exercisable through and including the tenth anniversary of the date of grant; provided, however, that this Option may be exercised during such term only in accordance with the Plan and this Agreement.

     5. Termination of Service or Death of the Optionee. Except as provided in this Section 5 and Section 6, notwithstanding any other provision of this Option to the contrary, this Option shall be exercisable only if the Optionee has not incurred a Termination of Service at the time of such exercise.

                                     ISO-1

     If the Optionee incurs a Termination of Service for any reason excluding death and Termination of Service for Cause, the Optionee may, but only within the period of three months (or one year in the case of disability, as defined in Section 22(e)(3) of the Code) immediately succeeding such Termination of Service and in no event after the Expiration Date, exercise this Option to the extent the Optionee was entitled to exercise this Option on the date of Termination of Service. If the Optionee incurs a Termination of Service for Cause, all rights under this Option shall expire immediately upon the giving to the Optionee of notice of such termination.

     In the event of the death of the Optionee prior to the Optionee's Termination of Service or during the three-month period referred to in the immediately preceding paragraph, the person or persons to whom the Option has been transferred by will or by the laws of descent and distribution may, but only to the extent the Optionee was entitled to exercise this Option on the date of the Optionee's death, exercise this Option at any time within one year following the death of the Optionee, but in no event after the Expiration Date. Following the death of the Optionee, the Committee may, in its sole discretion, as an alternative means of settlement of this Option, elect to pay to the person to whom this Option is transferred by will or by the laws of descent and distribution, the amount by which the Market Value per share of Common Stock on the date of exercise of this Option shall exceed the Exercise Price per Option Share, multiplied by the number of Option Shares with respect to which this Option is properly exercised. Any such settlement of this Option shall be considered an exercise of this Option for all purposes of this Option and of the Plan.

     6. Plan and Plan Interpretations as Controlling. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations made in the discretion of the Committee shall be final and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

     7. Optionee Service. Nothing in this Option shall limit the right of the Company or any of its Affiliates to terminate the Optionee's service as a director, emeritus director, or employee, or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services of the Optionee.


                              _____________________________   Optionee

                              By: _____________________________
                              For the Board of Directors
_________________
Date of Grant
                              Attest: _____________________(Seal)


                                ISO-2

                             STOCK OPTION AGREEMENT
                         FOR NON-QUALIFIED STOCK OPTIONS
                                 PURSUANT TO THE
                           SECURITY FEDERAL CORPORATION
                             2006 STOCK OPTION PLAN

     NON-QUALIFIED STOCK OPTION for a total of _____ Shares of common stock, par value $0.01 per share, of SECURITY FEDERAL CORPORATION (the "Company"), is hereby granted to _________________ (the "Optionee") at an exercise price determined as provided in, and in all respects subject to, the terms, definitions and provisions of the 2006 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated by reference herein, receipt of which is hereby acknowledged.

     1. Exercise Price. This Non-Qualified Stock Option shall be exercisable at $____ for each Share, being no less than 100 percent of the fair market value of the common stock of the Company as determined pursuant to the Plan.

     2.   Exercise of Option.

          (a) Vesting. This Non-Qualified Stock Option shall be exercisable as follows:

                    Years of Service             Percent
                    After Grant Date           Exercisable
                    ----------------           -----------
                           5                       20
                           6                       40
                           7                       60
                           8                       80
                           9                      100

         (b) Method of Exercise. This Non-Qualified Stock Option shall be exercisable by a written notice which shall:

              (i) State the election to exercise the Non-Qualified Stock Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

              (ii) Be signed by the person or persons entitled to exercise the Non-Qualified Stock Option and, if the Non-Qualified Stock Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Non-Qualified Stock Option; and

              (iii) Be in writing and delivered in person or by certified mail to the Treasurer of the Company or any other person designated by the Stock Option Committee of the Company.

              Payment of the purchase price of any Shares with respect to which the Non-Qualified Stock Option is being exercised shall be by certified or bank cashier's or teller's check or as otherwise provided by the Plan. The certificate or certificates for Shares as to which the Non-Qualified Stock Option shall be exercised shall be registered in the name of the person or persons designated by the Optionee.

                                   NQSO-1

         (c) Restrictions on exercise. This Non-Qualified Stock Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this option, the Company may require the person exercising this option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

    3. Nontransferability of Non-Qualified Stock Option. Except as otherwise provided in the Plan, this Non-Qualified Stock Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Non-Qualified Stock Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

    4. Term of Non-Qualified Stock Option. Subject to Section 2(a) of this Agreement, this Non-Qualified Stock Option is exercisable through and including the tenth anniversary of the date of grant; provided, however, that this Non-Qualified Stock Option may be exercised during such term only in accordance with the Plan and this Agreement.

    5. Plan and Plan Interpretations as Controlling. This Non-Qualified Stock Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations made in the discretion of the Committee shall be final and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

    6. Optionee Service. Nothing in this Non-Qualified Stock Option shall limit the right of the Company or any of its Affiliates to terminate the Optionee's service as a director, emeritus director, or employee, or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services of the Optionee.


                             ________________________________
                             Optionee

                             By: ____________________________
                                 For the Board of Directors
___________, 200_
Date of Grant

                             Attest: ______________________(Seal)

                                NQSO-2